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                                                                      EXHIBIT 1



                                   AGREEMENT


     This will confirm the agreement by and among all of the undersigned that the statement to which this exhibit is attached, filed on or about this date, with respect to the undersigneds' beneficial ownership of the Common Stock and Warrants to purchase shares of the Common Stock of Cheniere Energy, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall be constitute one and the same agreement.

     Dated:  December 31, 1998


                                       MM&B Holdings, L.L.C.


                                       By: /s/ Bryan Ezralow
                                          -------------------------------
                                          (Signature)

                                       EZRALOW FAMILY TRUST

                                       By: /s/ Bryan Ezralow
                                          -------------------------------
                                          (Signature)

                                       BRYAN EZRALOW 1994 TRUST

                                       By: /s/ Bryan Ezralow
                                          -------------------------------
                                          (Signature)

                                       MARC EZRALOW 1997 TRUST

                                       By: /s/ Marc Ezralow
                                          -------------------------------
                                          (Signature)

                                       COLONY PARTNERS

                                       By: /s/ Bryan Ezralow
                                          -------------------------------
                                          (Signature)